Exhibit 99.1
FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL
PROPERTY AND ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of the 8th day of January, 2009, between GERA DANBURY LLC, a Delaware limited liability company (“Seller”), and MATRIX CONNECTICUT, LLC, a Delaware limited liability company (“Buyer”).
     WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 31, 2008 (the “Agreement”);
     WHEREAS, Buyer has requested, and Seller has agreed, to extend the date on which the Inspection Period expires from January 8, 2009 to January 12, 2009; and
     WHEREAS, the Seller and Buyer desire to amend the Agreement on the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Except as provided to the contrary herein, all capitalized terms used in this Amendment shall have the same meaning assigned thereto in the Agreement.
     2. Extension of Inspection Period. Seller and Buyer hereby agree that the date on which the Inspection Period expires shall be extended from January 8, 2009 to January 12, 2009.
     3. Deposits. In the event that Buyer does not exercise its right to terminate the Agreement pursuant to Section 6.1 of the Agreement, Buyer shall deliver the Additional Deposit of $5,000,000.00 to Escrow Holder in accordance with Section 2.1 of the Agreement on or prior to January 12, 2009.
     4. Ratification. Except as provided to the contrary herein, the parties hereto hereby ratify and reaffirm all of the terms and conditions of the Agreement, which, as modified by the Amendment, shall continue in full force and effect.
     5. Facsimile. The parties contemplate that they may be executing counterparts of the Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.
     6. Counterparts. This Amendment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Amendment.

     IN WITNESS WHEREOF, each of the parties hereto has signed this Amendment as of the date first written above.

SELLER: GERA DANBURY LLC, a Delaware limited liability company
By:	/s/ Jeff Hanson
	Name:	Jeff Hanson
	Title:	Chief Investment Officer

BUYER: MATRIX CONNECTICUT, LLC, a Delaware limited liability company
By:	/s/ Glen Nelson
	Name:	Glen Nelson
	Title:	Managing Member